For Period ended 11/30/10                                    Series 21
File Number 811-7852

Sub-Item 77Q1(e): Exhibits

The text of the amendments described in the answers to sub-item 77Q1 referring to amended investment advisory contracts shall hereby be incorporated by reference. Please refer to the Registration Statement Filing #55 on Form N-1A dated July 29, 2010 for USAA Mutual Funds Trust.